                                                                    EXHIBIT 3.20

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                          STERLING INVESTMENTS COMPANY

                            (a Delaware corporation)

                                   ARTICLE I

                                  STOCKHOLDERS

          Section 1.1. Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before such meeting shall be held at such date, time and place, within or without the State of Delaware, as shall be determined by resolution of the Board of Directors. If the election of directors shall not be held on the day designated herein for the annual meeting of stockholders, or at any adjournment thereof, the Board of Directors shall cause such election to be held at a special meeting of stockholders to be called as soon thereafter as is convenient.

          Section 1.2. Special Meetings. Special meetings of stockholders may be called by the Board of Directors, the Chairman of the Board of Directors, the
Chief Executive Officer or the President and shall be called by, the Chief
Executive Officer, the President or the Secretary at the request in writing, stating the purpose or purposes thereof, of holders of at least one-fifth of the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereat. Special meetings of stockholders may be held at such time and place, within or without the State of Delaware, as shall be determined by resolution of the Board of Directors or as may be specified in the call of any such special meeting. If not otherwise designated, the place of any special meeting shall be the principal office of the Corporation.

          Section 1.3. Notice of Meetings and Adjourned Meetings. Written notice of every meeting of stockholders, stating the place, date, time and purposes thereof, shall, except when otherwise required by the Certificate of
Incorporation of the Corporation (the "Certificate of Incorporation") or the
Delaware General Corporation Law, be given at least 10 but not more than 60 days prior to such meeting to each stockholder of record entitled to vote thereat, in the manner set forth in Section 8.1 of these By-laws, by or at the direction of the President or the Secretary or the persons calling such meeting. Any meeting at which a quorum of stockholders is present, in person or by proxy, may be adjourned from time to time without notice, other than announcement at such meeting, until its business shall be completed. At such adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat as above provided.

          Section 1.4. Quorum. Except as otherwise provided by the Delaware
General Corporation Law, a majority of the shares of capital stock of the
Corporation entitled to vote,

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represented in person or by proxy, shall constitute a quorum at any meeting of stockholders, except that when specified business is to be voted on by a class or series voting separately as a class or series, the holders of a majority of the voting power of the shares of such class or series will constitute a quorum for the transaction of such business. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of enough stockholders to leave less than a quorum. If at any meeting a quorum shall not be present, the chairman of such meeting or vote of a majority of the shares of capital stock of the
Corporation so represented, may adjourn such meeting to another time and/or place without notice other than announcement at such meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat as above provided.
At such adjourned meeting, if a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting, notwithstanding the subsequent withdrawal of enough stockholders to leave less than a quorum.

          Section 1.5. Voting. Unless otherwise provided by the Certificate of
Incorporation or these By-Laws, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock of the Corporation held of record. If a quorum shall be present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the question shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the Delaware General
Corporation Law, the Certificate of Incorporation or these By-laws.

          Section 1.6. Proxies. At every meeting of stockholders, each stockholder having the right to vote thereat shall be entitled to vote in person or by proxy. Such proxy shall be filed with the Secretary or their representative before or at the time of the meeting. No proxy shall be valid after three years from its date, unless such proxy provides for a longer period.

          A stockholder may authorize another person or persons to act for such stockholder as proxy (i) by executing a writing authorizing such person or persons to act as such, which execution may be accomplished by such stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature, or
(ii) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission (a "Transmission") to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such Transmission; provided, however, that any such Transmission must either set forth or be submitted with information from which it can be determined that such Transmission was authorized by such stockholder. The Secretary or such other person or persons as shall be appointed from time to time by the Board of Directors shall examine Transmissions to determine if they are valid. If it is determined that a Transmission is valid, the person or persons making that determination shall specify the information upon which such person or persons relied. Any copy, facsimile telecommunication or other reliable reproduction of such a writing or such a Transmission may be substituted or used in lieu of the original writing or Transmission for any and all purposes for which the original writing or Transmission could be used;
provided, however, that such copy, facsimile telecommunication or

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other reproduction shall be a complete reproduction of the entire original writing or Transmission.

          Section 1.7. Notice of Stockholder Business and Nominations.

          (a) Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (1) pursuant to the Corporation's notice with respect to such meeting, (2) by or at the direction of the Board of Directors or
(3) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 1.7.

          (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to paragraph (A)(3) of this Section
1.7, (1) the stockholder must have given timely notice thereof in writing to the
Secretary of the Corporation, (2) such business must be a proper matter for stockholder action under the Delaware General Corporation Law, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (c)(iii) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the
Corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered prior to the meeting a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (4) if no Solicitation Notice
relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder's notice will be delivered to the Secretary at the principal executive offices of the Corporation not less than 45 or more than 75 days prior to the first anniversary (the "Anniversary") of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if no proxy materials were mailed by the
Corporation in connection with the preceding year's annual meeting, or if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice will set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange
Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such

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stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

          (c) Notwithstanding anything in the second sentence of paragraph (b)
of this Section 1.7 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 55 days prior to the
Anniversary, a stockholder's notice required by this Bylaw will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it will be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such announcement is first made by the Corporation.

          (d) Only persons nominated in accordance with the procedures set forth in this Section 1.7 will be eligible to serve as directors and only such business will be conducted at an annual meeting of stockholders as will have been brought before the meeting in accordance with the procedures set forth in this Section 1.7. The chair of the meeting will have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these
Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposed business or nomination will not be presented for stockholder action at the meeting and will be disregarded.

          (e) Only such business will be conducted at a special meeting of stockholders as will have been brought before the meeting pursuant to the
Corporation's notice of meeting. Nominations of persons for election to the
Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1)
by or at the direction of the Board of Directors or (2) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who will be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section
1.7. Nominations by stockholders of persons for election to the Board of
Directors may be made at such a special meeting of stockholders if the stockholder's notice required by paragraph (b) of this Section 1.7 will be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

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          Section 1.8. Fixing Date for Determination of Stockholders of Record.

          (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date shall be adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no such record date shall have been fixed by the Board of Directors, such record date shall be at the close of business on the day next preceding the day on which such notice is given or, if such notice is waived, at the close of business on the day next preceding the day on which such meeting shall be held.
A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of such meeting;
provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date shall be adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which such resolution shall be adopted. If no such record date shall have been fixed by the Board of Directors, such record date shall be, if no prior action by the Board of Directors shall be required by Delaware General
Corporation Law, the first date on which a signed written consent setting forth the action taken or proposed to be taken shall be delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to the Secretary. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no such record date shall have been fixed by the Board of
Directors and prior action by the Board of Directors shall be required by the laws of the State of Delaware, such record date shall be at the close of business on the day on which the Board of Directors shall adopt the resolution taking such prior action.

          (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or any allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of any capital stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date shall be adopted by the Board of Directors, and which record date shall not be more than 60 days prior to such payment, allotment or other action. If no such record date shall have been fixed, such record date shall be at the close of business on the day on which the Board of Directors shall adopt the resolution relating to such payment, allotment or other action.

          Section 1.9. Stockholder List. The Secretary or any other officer who has charge of the stock ledger of the Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to such meeting, during ordinary business hours, for a period of at least 10 days prior to such meeting, either at a place within the city where such meeting is to be held, which place shall be specified in the notice of such meeting, or, if not so

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specified, at the place where such meeting is to be held. The list shall also be produced and kept at the time and place of such meeting during the whole time thereof, and may be inspected by any stockholder who is present. Such stock ledger shall be the only evidence as to who are the stockholders entitled to examine such stock ledger, such list or the books of the Corporation or to vote in person or by proxy at any meeting of stockholders.

          Section 1.10. Voting of Shares by Certain Holders. Shares of capital stock of the Corporation standing in the name of another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent or proxy as the by-laws of such other corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine.

          Shares of capital stock of the Corporation standing in the name of a deceased person, a minor, an incompetent or a corporation declared bankrupt and entitled to vote may be voted by an administrator, executor, guardian, conservator or trustee, as the case may be, either in person or by proxy, without transfer of such shares into the name of the official so voting.

          A stockholder whose shares of capital stock of the Corporation are pledged shall be entitled to vote such shares unless on the transfer books of the Corporation the pledgor has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or such pledgee's proxy, may represent such shares and vote thereon.

          Shares of capital stock of the Corporation belonging to the
Corporation, or to another corporation if a majority of the shares entitled to vote in the election of directors of such other corporation shall be held by the
Corporation, shall not be voted at any meeting of stockholders and shall not be counted in determining the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this Section 1.10 shall be construed to limit the right of the Corporation to vote shares of capital stock of the Corporation held by it in a fiduciary capacity.

          Section 1.11. Consent of Stockholders in Lieu of Meeting. Any action required to be taken or which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by persons entitled to vote capital stock of the Corporation representing not less than the minimum number of shares that would be necessary to authorize or take such action at a meeting at which all shares of capital stock of the Corporation entitled to vote thereon were present and voted. Every written consent shall bear the date of signature of each stockholder (or his, her or its proxy) who shall sign such consent. Prompt notice of the taking of corporate action without a meeting of stockholders by less than unanimous written consent shall be given to those stockholders who shall not have consented in writing. All such written consents shall be delivered to the
Corporation at its registered office in the State of Delaware, at its principal place of business or to the Secretary. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. No written consent shall be effective to authorize or take the corporate action referred to therein unless, within 60 days of the earliest dated written consent delivered in the manner required by this Section 1.11 to the Corporation, written consents signed by a sufficient number of persons to authorize or take such action shall be delivered to the Corporation at its registered

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office in the State of Delaware, at its principal place of business or to the
Secretary as aforesaid. All such written consents shall be filed with the minutes of proceedings of the stockholders and actions authorized or taken under such written consents shall have the same force and effect as those adopted by vote of the stockholders at any annual or special meeting thereof.

                                   ARTICLE II

                                   DIRECTORS

          Section 2.1. General Powers. The business and affairs of the
Corporation shall be managed by or under the direction of the Board of
Directors. In addition to the powers and authority expressly conferred upon them by statute or by the Certificate of Incorporation or by these Bylaws, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

          Section 2.2. Number, Election and Term of Office of Directors. The
number of directors which shall constitute the whole Board of Directors shall be determined from time to time by resolution of the stockholders or the Board of
Directors, but in no event shall be less than one. The number of directors may be decreased at any time and from time to time either by the stockholders or by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. Directors shall be elected annually by the stockholders as provided by Sections 1.1 or 1.11 and 1.5 of these By-Laws and as may be provided by the Certificate of Incorporation. Each director elected shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her earlier death, resignation or removal.
Directors need not be residents of the State of Delaware or stockholders of the
Corporation.

          Section 2.3. Resignation or Removal. Any director may resign by giving written notice to the Board of Directors or the President. Any such resignation shall take effect at the time of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by Delaware General Corporation Law, the Certificate of Incorporation
or any rights of the holders of any series of preferred stock then outstanding, any director may be removed, with or without cause, by the affirmative vote or written consent of the holders of a majority of the shares of capital stock of the Corporation entitled to vote for the election of directors.

          Section 2.4. Vacancies. Except as otherwise required by the
Certificate of Incorporation or any rights of the holders of any series of preferred stock then outstanding, any vacancy occurring in the Board of
Directors, including a vacancy created by an increase in the number of directors provided in Section 2.2 of these By-Laws, may be filled for the remainder of the unexpired term by the affirmative vote of a majority of the directors then in office, although less than a quorum, by a sole remaining director or by the stockholders. Except as otherwise required by the Certificate of Incorporation or any rights of the holders of any series of preferred stock then outstanding, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect

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when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 2.4 for the filling of other vacancies.

          Section 2.5. Place of Meetings. Meetings of the Board of Directors may
be held at such places, within or without the State of Delaware, as the Board of
Directors may from time to time determine or as may be specified in the call of any such meeting.

          Section 2.6. Regular Meetings. A regular annual meeting of the Board of Directors shall be held, without call or notice, immediately after and at the same place as the annual meeting of stockholders, for the purpose of organizing the Board of Directors, electing officers and transacting any other business that may properly come before such meeting. If the stockholders shall elect the directors by written consent of stockholders as permitted by Section 1.11 of these By-laws, a special meeting of the Board of Directors shall be called as soon as practicable after such election for the purposes described in the preceding sentence. Additional regular meetings of the Board of Directors may be held without call or notice at such times as shall be fixed by resolution of the
Board of Directors.

          Section 2.7. Special Meetings. Special meetings of the Board of
Directors may be called by the President or any one director then in office.
Notice of each special meeting shall be mailed by the Secretary to each director at least two days before such meeting, or be given by the Secretary personally or by telegraph or telecopy at least 24 hours before such meeting, in the manner set forth in Section 8.1 of these By-laws. Such notice shall set forth the date, time and place of such meeting but need not, unless otherwise required by the
Delaware General Corporation Law, state the purpose of such meeting.

          Section 2.8. Quorum and Voting. A majority of the entire Board of
Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; however, in the event that there are three
(3) or fewer members of the Board of Directors then in office, then all directors then in office must be present to constitute a quorum. The act of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided by the
Delaware General Corporation Law, the Certificate of Incorporation or these
By-Laws. A majority of the directors present at any meeting at which a quorum shall be present may adjourn such meeting to any other date, time or place without further notice other than announcement at such meeting. If at any meeting a quorum shall not be present, a majority of the directors present may adjourn such meeting to any other date, time or place without notice other than announcement at such meeting.

          Section 2.9. Telephonic Meetings. Members of the Board of Directors or
of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee through conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in any meeting conducted pursuant to this Section 2.9 shall constitute presence in person at such meeting.

          Section 2.10. Compensation. Unless otherwise restricted by the
Certificate of Incorporation the rights of the holders of any series of preferred stock then outstanding, the

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Board of Directors shall have the authority to fix the compensation of directors. The directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for services as a director or committee member. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

          Section 2.11. Presumption of Assent. Unless otherwise provided by
Delaware General Corporation Law, a director who is present at a meeting of the
Board of Directors or a committee thereof at which action is taken on any corporate matter shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of such meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of such meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of such meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

          Section 2.12. Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting by unanimous consent of directors. Such consent may be in writing or given by electronic transmission as such term is defined in the Delaware General Corporation Law. Such unanimous consent shall be filed with the minutes of proceedings of the Board of Directors or such committee.

          Section 2.13. Presiding Officer. The presiding officer at any meeting of the Board of Directors shall be the Chairman or, in his or her absence, any other director elected chairman by vote of a majority of the directors present at such meeting.

          Section 2.14. Committees. The Board of Directors may from time to time, in its discretion, by resolution passed by a majority of the entire Board of Directors, designate committees of the Board of Directors consisting of such number of directors as the Board of Directors shall determine, which shall have and may exercise such lawfully delegable powers and duties of the Board of
Directors as shall be conferred or authorized by such resolution. The Board of
Directors shall have the power to change at any time the members of any such committee, to fill vacancies and to dissolve any such committee.

          Section 2.15. Alternates. The Board of Directors may from time to time designate from among the directors alternates to serve on any committee of the
Board of Directors to replace any absent or disqualified member at any meeting off such committee. Whenever a quorum cannot be secured for any meeting of any committee from among the regular members thereof and designated alternates, the member or members of such committee present at such meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at such meeting in place of any absent or disqualified member.

          Section 2.16. Quorum and Manner of Acting-Committees. A majority of the members of any committee of the Board of Directors shall constitute a quorum for the

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transaction of business at any meeting of such committee, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee.

          Section 2.17. Committee Chairman, Books and Records, Etc. The chairman of each committee of the Board of Directors shall be selected from among the members of such committee by the Board of Directors.

          Each committee shall keep a record of its acts and proceedings, and all actions of each committee shall be reported to the Board of Directors at its next meeting.

          Each committee shall fix its own rules of procedure not inconsistent with these By-Laws or the resolution of the Board of Directors designating such committee and shall meet at such times and places and upon such call or notice as shall be provided by such rules.

          Section 2.18. Reliance upon Records. Every director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the
Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation's capital stock might properly be purchased or redeemed.

          Section 2.19. Interested Directors. The presence of a director, who is directly or indirectly a party in a contract or transaction with the
Corporation, or between the Corporation and any other corporation, partnership, association or other organization in which such director is a director or officer or has a financial interest, may be counted in determining whether a quorum is present at any meeting of the Board of Directors or a committee thereof at which such contract or transaction is discussed or authorized, and such director may participate in such meeting to the extent permitted by applicable law, including Section 144 of the Delaware General Corporation Law.

                                  ARTICLE III

                                    OFFICERS

          Section 3.1. Number and Designation. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or
more Vice Presidents, a Secretary and a Treasurer, and such Assistant
Secretaries, Assistant Treasurers or other officers or agents as may be elected or appointed by the Board of Directors. The Chairman of the Board will be chosen from the directors. Any two or more offices may be held by the same person unless the Certificate of Incorporation or these By-Laws provide otherwise.

                                                                              11

          Section 3.2. Election and Term of Office. The officers of the
Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the election of directors. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her earlier death, resignation or removal.

          Section 3.3. Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer or agent may resign at any time by giving written notice to the Board of Directors, the President or the Secretary.
Any such resignation shall take effect at the time of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

          Section 3.4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

          Section 3.5. Chairman of the Board. The Chairman of the Board will preside at all meetings of the Board.

          Section 3.6. Chief Executive Officer. The Chief Executive Officer
shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have general superintendence and direction of the affairs and business of the Corporation. The Chief Executive
Officer shall have the powers and duties customarily performed by persons serving in a similar executive capacity or as may be delegated to the Chief
Executive Officer by the Corporation's Board of Directors.

          Section 3.7. President. The President shall be the chief operations officer of the Corporation who shall be responsible for the day-to-day operations of the Corporation and who shall report to, and be subject to the direction of, the Chief Executive Officer. The President shall have the powers and duties customarily performed by persons serving in a similar executive capacity or as may be delegated to the President by the Corporation's Board of
Directors or Chief Executive Officer.

          Section 3.8. The Vice Presidents. In the absence of the President or in the event off his or her inability or refusal to act, the Vice President (or in the event there shall be more than one Vice President, the Vice Presidents in the order determined by the Board of Directors or, if there shall have been no such determination, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may also designate certain Vice Presidents as being in charge of designated divisions, plants or functions of the Corporation's business and add appropriate descriptions to their titles. In addition, any Vice

                                                                              12

President shall perform such duties as from time to time may be assigned to him or her by the President or the Board of Directors.

          Section 3.9. The Secretary. The Secretary shall (a) keep the minutes of proceedings of the stockholders, the Board of Directors and any committee of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these
By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder, director or committee member, which shall be furnished to the
Secretary by such stockholder, director or member; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or the Board of Directors.

          Section 3.10. The Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article IV of these By-Laws, disburse the funds of the Corporation as ordered by the Board of Directors or the President or as otherwise required in the conduct of the business of the Corporation and render to the President or the Board of Directors, upon request, an accounting of all his or her transactions as Treasurer and a report on the financial condition of the Corporation. The Treasurer shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or the Board of Directors.
If required by the Board of Directors, the Treasurer shall give a bond (which shall be renewed regularly), in such sum and with such surety or sureties as the
Board of Directors shall determine, for the faithful discharge of his or her duties and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

          Section 3.11. Assistant Treasurers and Secretaries. In the absence of the Secretary or the Treasurer, as the case may be, or in the event of his or her inability or refusal to act, the Assistant Secretaries and the Assistant
Treasurers, respectively, in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall perform the duties and exercise the powers of the Secretary or the Treasurer, as the case may be. In addition, the Assistant Secretaries and the Assistant Treasurers shall, in general, perform such duties as may be assigned to them by the President, the Secretary, the Treasurer or the Board of
Directors. Each Assistant Treasurer shall, if required by the Board of
Directors, give a bond (which shall be renewed regularly), in such sum and with such surety or sureties as the Board of Directors shall determine, for the faithful discharge of his or her duties.

          Section 3.12. Salaries. The salaries of the officers and agents of the
Corporation shall be fixed from time to time by the Board of Directors or by such officer as it shall designate for such purpose. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

                                                                              13

                                   ARTICLE IV

                     CONTRACTS, LOANS, CHECKS, AND DEPOSITS

          Section 4.1. Contracts. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

          Section 4.2. Loans. No loans shall be contracted on behalf of the
Corporation and no evidences of indebtedness shall be issued in the name of the
Corporation unless authorized by or pursuant to a resolution adopted by the
Board of Directors. Such authority may be general or confined to specific instances.

          Section 4.3. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money issued in the name of the Corporation shall be signed by such officers, employees or agents of the Corporation as shall from time to time be designated by the Board of Directors, the Chief Executive Officer, the
President or the Treasurer.

          Section 4.4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as shall be designated from time to time by the Board of Directors, the Chief Executive Officer, the
President or the Treasurer, and such officers may designate any type of depository arrangement (including, but not limited to, depository arrangements resulting in net debits against the Corporation) as may from time to time be offered or made available.

                                   ARTICLE V

                    CERTIFICATES OF STOCK AND THEIR TRANSFER

          Section 5.1. Certificates of Stock. Shares of capital stock of the
Corporation shall be represented by certificates which shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered on the books of the Corporation as they are issued. Such certificates shall indicate the holder's name and the number of shares evidenced thereby and shall be signed by the Chief Executive Officer, the President or a Vice
President and by the Secretary or an Assistant Secretary. If any stock certificate shall be manually signed (a) by a transfer agent or an assistant transfer agent or (b) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any officer of the Corporation may be facsimile. In case any such officer whose facsimile signature has been used on any such stock certificate shall cease to be such officer, whether because of death, resignation, removal or otherwise, before such stock certificate shall have been delivered by the Corporation, such stock certificate may nevertheless be delivered by the Corporation as though the person whose facsimile signature has been used thereon had not ceased to be such officer.

          Section 5.2. Lost, Stolen or Destroyed Certificates. The Board of
Directors in individual cases, or by general resolution or by delegation to the transfer agent for the Corporation, may direct that a new stock certificate or certificates for shares of capital stock of

                                                                              14

the Corporation be issued in place of any stock certificate or certificates theretofore issued by the Corporation claimed to have been lost, stolen or destroyed, upon the filing of an affidavit to that effect by the person claiming such loss, theft or destruction. When authorizing such an issuance of a new stock certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to such issuance, require the owner of such lost, stolen or destroyed stock certificate or certificates to advertise the same in such manner as the Corporation shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the stock certificate or certificates claimed to have been lost, stolen or destroyed.

          Section 5.3. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate for shares of capital stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, if the relevant stock certificate for shares of capital stock of the Corporation is claimed to have been lost, stolen or destroyed, upon compliance with the provisions of Section
5.2 of these By-laws, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to such stock certificate or the shares represented thereby of which the Corporation shall have notice and subject to such rules and regulations as the Board of
Directors may from time to time deem advisable concerning the transfer and registration of stock certificates for shares of capital stock of the
Corporation, the Corporation shall issue a new stock certificate or certificates for such shares to the person entitled thereto, cancel the old stock certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof or by such holder's attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the Corporation. Whenever any transfer of shares of capital stock of the Corporation shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the stock certificate or certificates representing such shares are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

          Section 5.4. Stockholders of Record. The Corporation shall be entitled to treat the holder of record of any share of capital stock of the Corporation as the holder thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the Delaware General Corporation Law.

                                   ARTICLE VI

                                  FISCAL YEAR

          The fiscal year of the Corporation shall be the calendar year.

                                                                              15

                                  ARTICLE VII

                              OFFICES AND RECORDS

          Section 7.1. Registered Office. The registered office of the
Corporation in the State of Delaware shall initially be located at 1209 Orange
Street in the City of Wilmington, County of New Castle, and the name of its registered agent shall initially be The Corporation Trust Company, which office or agent may be changed from time to time by action of the Corporation's Board of Directors.

          Section 7.2. Other Offices. The Corporation may have offices at such other places, both within or without the State of Delaware, as shall be determined from time to time by the Board of Directors or as the business of the
Corporation may require.

          Section 7.3. Books and Records. The books and records of the
Corporation may be kept at such other locations outside the State of Delaware as may from time to time be designated by the Board of Directors.

                                  ARTICLE VIII

                                    NOTICES

          Section 8.1. Manner of Notice. Except as otherwise provided by law, whenever under the provisions of the Delaware General Corporation Law, the
Certificate of Incorporation or these By-Laws notice is required to be given to any stockholder, director or member of any committee of the Board of Directors, such notice may be given either personally, by mail, or in the case of stockholders, director or members who have consented to such delivery, by electronic transmission (as such term is defined in the Delaware General
Corporation Law), to the stockholder, director or member. If mailed, such notice will be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder, director or member at his or her address as it appears on the books of the Corporation. Notice given by electronic transmission will be effective (A) if by facsimile, when faxed to a number where the stockholder, director or member has consented to receive such notice; (B) if by electronic mail, when mailed electronically to an electronic mail address at which the stockholder, director or member has consented to receive such notice; (C) if by posting on an electronic network together with a separate notice of such posting, upon the later to occur of (1) the posting or
(2) the giving of separate notice of the posting; or (D) if by other form of electronic communication, when directed to the stockholder, director or member in the manner consented to by the stockholder. Such requirement for notice shall also be deemed satisfied, except in the case of stockholder meetings with respect to which written notice is required by law, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by Delaware General Corporation Law or these By-Laws.

          Whenever notice is required to be given under any provision of the
Delaware General Corporation Law, the Certificate of Incorporation or these
By-Laws to any stockholder to whom (i) notice of two consecutive annual meetings of stockholders, and all notices of

                                                                              16

meetings of stockholders or of the taking of action by stockholders by written consent without a meeting to such stockholder during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities of the Corporation during a 12-month period, have been mailed addressed to such stockholder at the address of such stockholder as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting which shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the
Corporation a written notice setting forth the then current address of such stockholder, the requirement that notice be given to such stockholder shall be reinstated.

          Section 8.2. Waiver of Notice. Whenever any notice is required to be given under any provision of the Delaware General Corporation Law, the
Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends such meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because such meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, the Board of Directors or a committee of the Board of Directors need be specified in any written waiver of notice unless so required by the
Delaware General Corporation Law, the Certificate of Incorporation or these
By-Laws.

                                   ARTICLE IX

                                   DIVIDENDS

          The Board of Directors may from time to time declare, and the
Corporation may pay, dividends, in cash, in property or in shares of capital stock of the Corporation, on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by law and by the Certificate of Incorporation.

                                   ARTICLE X

                                   AMENDMENTS

          Except to the extent otherwise provided in the Certificate of
Incorporation, the rights of the holders of any series of preferred stock then outstanding or these By-Laws, these By-Laws shall be subject to alteration, amendment or repeal, and new By-Laws may be adopted (i) by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors or (ii) by the affirmative vote of not less than a majority of the entire Board of Directors at any meeting of the
Board of Directors at which there is a quorum present and voting.